Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 22, 2009

St. Jude Medical, Inc.

One St. Jude Medical Drive

St. Paul, Minnesota 55117

Re:	St. Jude Medical, Inc.

Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to St. Jude Medical, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, (the “Act”), of the following securities of the Company: (i) shares of common stock, $0.10 par value per share (the “Common Stock”); (ii) shares of preferred stock, $1.00 par value per share (the “Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the Indenture (the “Indenture”), proposed to be entered into by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; (iv) warrants representing the right to receive, upon exercise, Common Stock, Preferred Stock, Debt Securities or other securities, (collectively, the “Warrants”), which may be issued pursuant to one or more warrant agreements, proposed to be entered into with one or more warrant agents to be named therein; (v) subscription rights (the “Subscription Rights”) to purchase Debt Securities, shares of Common Stock or Preferred Stock or other securities, which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements proposed to be entered into between the Company and a subscription agent or agents to be named therein; (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named therein; (vii) stock purchase units of the Company (the “Stock Purchase Units”) each consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. treasury securities, or other securities securing a holder's obligation to purchase from or sell to the Company, as the case may be, shares of Common Stock or Preferred Stock under such holder’s Stock Purchase Contract, which may be issued under one or more agreements proposed to be entered into by the Company and an agent or agents to be named therein; and (viii) such indeterminate number of shares of Common Stock or Preferred Stock or amount of Debt Securities, as may be issued upon conversion, exchange, settlement or exercise of any Preferred Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts or Stock Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts, Stock Purchase Units and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

St. Jude Medical, Inc..

July 22, 2009

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Indenture; and

(iii)	the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), which is filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as to the Company with respect to the Debt Securities as to which we express our opinion herein, the validity and binding effect on such parties. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing, and has the requisite legal status and legal capacity, under the laws of the State of Minnesota (being its jurisdiction of incorporation) and that the Company has complied and will comply with the laws of all relevant jurisdictions (including the laws of the State of Minnesota) in connection with the transactions contemplated by, and the performance of the Company’s obligations under, the Indenture, any supplemental indenture and the Registration Statement, other than the laws of the United States of America and the State of New York insofar as we express our opinions herein, (ii) the choice of New York law to govern the Indenture and any supplemental indenture is a valid and legal provision, and (iii) the Indenture and any supplemental indenture will be duly authorized, executed and delivered by the Trustee thereunder and any Debt Securities that may be issued will be duly authenticated in accordance with the Indenture and any supplemental indenture. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

St. Jude Medical, Inc..

July 22, 2009

Our opinions set forth below are limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Act, as in effect on the date hereof.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Company's Amended and Restated Certificate of Incorporation or the Company's Amended and Restated Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or Stock Purchase Units), when issued and sold in accordance with the Indenture, any supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

St. Jude Medical, Inc..

July 22, 2009

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except with respect to those agreements and instruments which are listed as exhibits in Part II of the Registration Statement.

Pamela S. Krop, Vice President, General Counsel and Secretary of the Company may rely on this opinion, subject to the limitations and assumptions set forth in this opinion, as if it were addressed to her in rendering her opinion dated the date hereof, which is to be filed herewith as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP